Harold Krisbergh
[address]

As of April 8, 2009

Board of Directors
WorldGate Communications, Inc.
WorldGate Service, Inc.
3190 Tremont Avenue
Trevose, PA 19355

Gentlemen:

As was discussed on April 8, 2009 (the "Resignation Date"), I am hereby tendering my resignation as a Director and as Chief Executive Officer of WorldGate Communications, Inc., and any other offices or positions I may hold in WorldGate Communications, Inc. or any of its affiliates, including without limitation WorldGate Service, Inc., and each of WorldGate Communications, Inc.’s subsidiaries (collectively with WorldGate Communications, Inc., the “Company”).   We have mutually agreed that my resignation is to be treated as a termination without cause effective on the Resignation Date under that certain Employment Agreement between me and the Company dated April 6, 2009 (the “Employment Agreement”).

The Employment Agreement calls for me to be provided with certain post-termination benefits in the event that my employment is terminated by the Company without cause.  In exchange for my resignation and undertakings in this letter, and in exchange for the general release upon which any severance benefits are conditioned by the Employment Agreement, which release is set forth in this letter, the Company is offering me the following severance benefits (the “Severance Benefits”):

(a)           beginning with the next regular payday following the Resignation Date, and in accordance with the Company’s regularly-scheduled paydays thereafter, the Company will continue to pay me my monthly base salary amount of $28,022.00 (which equals $336,263 annually), less applicable withholdings from April 9, 2009 through April 7, 2010 (the "Severance Period"), with the first payment to be retroactive to the Resignation Date;

(b)           because I have been employed by the Company for the first eight days of the 91-day second quarter of 2009, the Company will pay me the accrued portion of the cash bonus for the second quarter of 2009 as described in Section 2(a) of the Employment Agreement, in the amount of $3,325.70, which shall be paid on August 14, 2009;

(c)           notwithstanding anything to the contrary in the Company’s 2003 Equity Incentive Plan, as amended to date (the “2003 Plan”), or in any award agreement issued to me thereunder, if and to the extent any options I hold were vested as of the Resignation Date, then any such options will continue to be exercisable (as to such vested portion only) until 5:00pm Eastern time on April 7, 2010, and shall thereupon terminate if not so exercised; and

(d)           the Company will retain me as part of its insured group covered by the Company’s health, dental and vision benefits providers, and will continue to pay the employer portion of the insurance premiums for such benefits, and will continue to deduct my portion from the severance payments.  COBRA notice and coverage will begin upon the cessation of the Severance Period.

Notwithstanding the foregoing, if at any time during the Severance Period I breach the terms of the Non-Disclosure, Non-Circumvention and Non-Competition Agreement dated April 6, 2009 (the “Non-Disclosure Agreement”), or the terms of this letter, I shall have no further right to receive the Severance Benefits.  I also agree that I will return to the Company any Severance Benefits (or portions thereof) made to me for any time period after I first breach the Non-Disclosure Agreement or the terms of this letter.  During the Severance Period, I will immediately notify the Company, in writing, of the date on which I will begin non-competing employment with another company, my position and annual salary or wages.  During the Severance Period, the Company may reasonably request in writing from me, and I will not withhold, information reflecting my employment status and salary, including my paystubs and earnings statements.

I acknowledge that I am receiving the Severance Benefits outlined above in consideration, the sufficiency of which is hereby acknowledged, for my undertakings set forth in this letter, including releasing and waiving my rights to claims referred to below, and that I would not otherwise be entitled to receive the Severance Benefits.

I agree that the Severance Benefits shall be in full and complete satisfaction of any and all sums which are now or might hereafter become owing to me for services rendered by me during my employment or service as a director or in connection with my resignation of employment and service as a director.  I acknowledge that I have received from the Company all wages, expense reimbursements, accrued but unused vacation pay, and incentive compensation of all types, including deferred or foregone salary or cash or equity compensation, due and owing to me by the Company.  I hereby waive all claim or entitlement to any deferred director’s fees, salary or unvested stock option or other unvested equity grants, and I also waive any entitlement to the unvested stock options that might have been granted to me in accordance with Section 2.2(b) of the Employment Agreement.  I acknowledge this letter does not constitute an admission of wrongdoing of any kind by me or by the Company and agree that I have not suffered any wrongdoing by the Company.  I acknowledge and agree that I have not suffered any discrimination or harassment based on any category protected by law including, but not limited to, age, religion, race, gender, sexual orientation, national original, and disability.  I acknowledge and represent that the Company has not violated or denied me any right under the Family Medical Leave Act (FMLA), or any other federal, state or local law, statute or ordinance.  I acknowledge and agree that the Company has not interfered with, restrained, or denied the exercise of or the attempt to exercise any rights under the FMLA, and that the Company has not discriminated against or retaliated against me in any way regarding the exercise of any rights under the FMLA.  I agree that my resignation from the Company is final, and that the Company has no obligation to consider me for rehire or reinstatement.  I represent that all of the factual representations made herein, which induced the Company to enter into this letter, are true in all material respects.

I acknowledge and agree that all of my options that were not vested as of the Resignation Date and all other equity or similar awards granted to me under the 2003 Plan or otherwise, including all performance shares, terminate in full upon the Resignation Date prior to the existence of any right of exercise, payment or other benefit thereunder.  I also acknowledge and understand that as a result of the extension of my exercise period for vested stock options described in paragraph (c) above, any such stock options affected threby that were granted as incentive stock options will be treated or tax purposes as non-qualified stock options, and I will be solely responsible for any tax consequences to me resulting from such change in treatment.

I agree that I will not, at any time following the Resignation Date, disparage the Company or any of the people or organizations associated with it currently, in the past, or in the future; and that I will not otherwise do or say anything that would harm their respective business or reputation. I shall not hold myself out to any customers or any other third parties as a representative or employee of the Company.  I will not enter onto the Company’s premises unless expressly invited to do so by a member of the Company’s board of directors. I agree that all Company paid fringe benefits, including life insurance, long-term disability insurance, short-term disability insurance, and any other Company bonus program or practice, stock option program or practice, or 401(k) program, cease on the Resignation Date (other than the period in which I may exercise any vested options I may have that has been extended by paragraph (c) of this letter.).

In signing this letter I represent that I have returned to the Company any and all Confidential Information as that term is defined in the Non-Disclosure Agreement and other documents, materials and information related to the business, whether present or otherwise, of the Company and its affiliates, and all copies, and all keys, credit cards, computers, phone, and other tangible property of the Company and its affiliates, in my possession or control, including without limitation all items set forth and initialed by me on the Company Property Return Checklist attached as Exhibit A to this letter.  I acknowledge that as an insider of the Company, I possess material non-public information about the Company and therefore acknowledge and agree that during the Severance Period I will be subject to and will comply with the Company’s insider trading policy to the extent that I am in possession of material non-public information regarding the Company or its securities.  I also acknowledge and agree that the Company shall have no responsibility for any filings required to be made by me under applicable securities laws (including Form 144 or Form 4 filings).

As a material inducement to the Company to enter into this letter, and for good and valuable consideration to be paid pursuant to this letter, I, with full understanding of the content and legal effect of this letter and having the right and opportunity to consult with my attorney, and on behalf of myself, my heirs, personal representatives, beneficiaries, agents and assigns, irrevocably, unconditionally and forever release and discharge the Company and its affiliates and subsidiaries from any and all claims, actions, causes of action, grievances, suits, charges or complaints of any kind or nature against the Company, its affiliates, successors, assigns, officers, directors, shareholders, employees, agents, attorneys and representatives, that I ever had or now have up to and including the end of the Revocation Period, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute or equity, before any federal, state, administrative, local or private court, agency, arbitrator, mediator or other entity, regardless of the relief or remedy.

Without limiting the generality of the foregoing, it being my intention and the Company’s intention to make this release as broad and as general as the law permits, this release specifically includes any and all claims arising from my employment or positions with the Company or its affiliates and any alleged violation by the Company or its affiliates of the Age Discrimination in Employment Act of 1967, as amended; the Older Workers’ Benefits Protection Act, as amended; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991; the Pennsylvania Human Relations Act, or any other federal, state or local statute, regulation or ordinance, breach of an expressed or implied contract of employment or other expressed or implied contract claim; promissory estoppel; wrongful discharge in violation of the public policy of Pennsylvania or any other state; any common law claim for wrongful discharge; breach of an implied covenant of good faith and fair dealing; tortious interference with contractual relations and/or advantageous business relationship; public policy wrongful discharge claim; assault, battery, conspiracy, defamation, invasion of privacy or intentional or negligent infliction of emotional distress arising out of or involving my employment with the Company, my resignation or any continuing effects of my employment with and/or separation from the Company.  (This letter shall not include any claims that may arise after the date I execute this letter, any claims for vested benefits under the Company’s 401(k) or any employee retirement plan, any claims under this letter or any claims arising out of any vested stock options that I may have that remain unexpired.)

Nothing in this letter shall be construed to affect the Equal Employment Opportunity Commission’s or any similar state or local commission’s or agency’s (the “Commission”) independent right and responsibility to enforce the law.  I understand, however, that, while this letter, including its general release of claims, does not affect my right to file a charge or participate in an investigation or proceeding conducted by the Commission, it does bar any claim I might have to receive monetary damages in connection with any Commission proceeding concerning matters covered by this letter, including its general release of claims.

If any provision of this letter shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this letter, as the case may require, and this letter shall be construed and enforced to the maximum extent permitted by law, as if such provision had not been originally incorporated herein, as the case may be.  Upon a finding by a court, administrative agency or other tribunal of competent jurisdiction that any release, waiver or covenant contained in this letter is void, illegal or unenforceable, the Company and I agree to promptly execute a release, waiver or covenant that is modified to the minimum extent necessary to be deemed legal and enforceable by the authority making the finding.

A waiver by the Company or me of a breach of any provision of this letter shall not operate or be construed as a waiver or estoppel of any subsequent breach by either me or the Company.  No waiver on behalf of the Company shall be valid unless in writing and signed by an authorized officer of the Company.  No waiver on behalf of me shall be valid unless in writing and signed by me.

Except for the Non-Disclosure Agreement, which remains in full force and effect, this letter sets forth the entire agreement between me and the Company and supersedes, voids, extinguishes and replaces all prior and contemporaneous agreements, communications and understandings, whether written or oral, between the Company and me.  This letter shall be binding upon and inure to the benefit of me, my heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns.  This letter may not be altered or modified except in writing signed by both me and the Company.  The Company and I agree that Pennsylvania law shall govern the enforceability and construction of this letter, without regard to its principles of conflicts of laws.

The Company and I agree to submit any dispute (i) concerning the interpretation or enforcement of the rights and duties under this letter, or (ii) relating to this letter to final and binding arbitration pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then existing.  At the request of any party, the arbitrator, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings.  The arbitration shall be conducted in Pennsylvania by a single, neutral arbitrator.  The award of the arbitrator may be enforced in any court having jurisdiction over the award, the relevant party or such party’s assets.

I agree that I am physically and mentally able to perform all duties of the positions I have resigned from and that I am not suffering from any injury or illness, which I attribute to the Company.  I represent and certify that I have carefully read and fully understand all of the provisions and effects of this letter, have knowingly and voluntarily entered into this letter freely and without coercion, and acknowledge and agree that I have been advised in writing to consult with an attorney prior to executing this letter, and that I have had ample opportunity to do so.  I represent that neither the Company nor the Company’s agents, representatives or attorneys, have made any representations concerning the terms or effect of this letter other than those contained in this letter itself.  I acknowledge that I have been advised that I have at least twenty-one (21) days within which to consider this letter.  I acknowledge and agree that my execution of this letter before the full twenty-one (21) day period has elapsed is a decision made by me voluntarily, and I freely and knowingly have chosen not to wait at least twenty-one (21) days to sign this letter. I further acknowledge that I have seven (7) days from the date this letter is executed in which to revoke my acceptance of this letter (the “Revocation Period”); provided that (i) all Severance Benefits shall cease immediately upon any such revocation and (ii) any revocation of this letter shall not revoke my resignation as a director of the Company or its subsidiaries.  To be effective, the revocation must be in writing and delivered to WorldGate Service, Inc., 3190 Tremont Avenue, Trevose, PA 19355  Attn: General Counsel.  This letter will not be effective or enforceable until the day after such seven (7) day period has expired as required by law.  I understand, agree and deem that the consideration exchanged for the various releases, covenants and agreements contained herein is sufficient and apportionable and waive any and all rights to assert any claim of lack of sufficiency and/or apportionability of consideration.

Sincerely,

/s/ Harold Krisbergh

Harold Krisbergh

Accepted and agreed:

WorldGate Service, Inc.

By:	/s/ Joel Boyarski
Name: Joel Boyarski
Title: Chief Financial Officer

WorldGate Communications, Inc.

By:	/s/ Robert Stevanovski
Name: Robert Stevanovski
Title: Chairman